Exhibit 3.2

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

中國手遊娛樂集團有限公司

(adopted by a Special Resolution on August 20, 2012 and effective immediately upon the completion of the Company’s listing of Class A Ordinary Shares represented by American Depositary Shares )

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

中國手遊娛樂集團有限公司

(adopted by a Special Resolution on August 20, 2012 and effective immediately upon the completion of the Company’s listing of Class A Ordinary Shares represented by American Depositary Shares)

1                                        The name of the Company is China Mobile Games and Entertainment Group Limited中國手遊娛樂集團有限公司

2                                          The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3                                          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4                                          The liability of each Member is limited to the amount unpaid on such Member’s shares.

5                                          The authorised share capital of the Company is US$1,000,000 divided into 750,000,000 Class A Ordinary Shares each of a nominal or par value of US$0.001 and 250,000,000 Class B Ordinary Shares each of a nominal or par value of US$0.001.  The Company has the power to redeem or purchase any of its shares and to subdivide or consolidate, increase or reduce the said capital subject to the provisions of the Companies Law (2011 Revision) and the Articles of Association and to issue all or any part of its capital, whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore provided.

6                                          The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

7                                          Terms that are not defined in this Second Amended and Restated Memorandum of Association bear the same meaning as those given in the Second Amended and Restated Articles of Association of the Company.

3

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

中國手遊娛樂集團有限公司

(adopted by a Special Resolution on August 20, 2012 and effective immediately upon the completion of the Company’s listing of Class A Ordinary Shares represented by American Depositary Shares)

INTERPRETATION

1                                          In these Articles, Table A in the First Schedule to the Companies Law does not apply and, unless there is something in the subject or context inconsistent therewith, the defined terms shall have the meanings assigned to them as follows:

“ADS”	means an American depositary share representing Class A Ordinary Shares;

“Affiliate”

means (i) in the case of a natural person or an entity controlled by a natural person, such person’s parents, grandparents, parents-in-law, grandparents-in-law, spouse, sibling, sibling-in-law, children, grandchildren, cousin, nephew, niece, uncle or aunt, a trust for the benefit of any of the foregoing (including such person himself/herself), a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as from time to time supplemented, altered, added to or substituted;

“Board”	means the board of directors of the Company for the time being;

“business day”	means a day (excluding Saturdays or Sundays), on which banks in Hong Kong, Beijing and New York are open for general banking business throughout their normal business hours;

“Chairman”	shall bear the meaning as ascribed to it in Article 86(c);

“Class A Ordinary Share”	means a class A ordinary share each of a nominal or par value of US$0.001 in the authorized share capital of the Company;

“Class B Ordinary Share”	means a class B ordinary share each of a nominal or par value of US$0.001 in the authorized share capital of the Company;

“Commission”	means Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Companies Law”

means the Companies Law (2011 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;

“Company”	means China Mobile Games and Entertainment Group Limited中國手遊娛樂集團有限公司, a Cayman Islands exempted company limited by shares;

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to Members;

“Core Tech”	means Core Tech Resources Inc., a company incorporated under the laws of the British Virgin Islands;

“Designated Stock Exchange”	means the NASDAQ Stock Market, the New York Stock Exchange or any other internationally recognized stock exchange where the Company’s securities are traded;

“Directors”	means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” or “electronically”

has the meaning given to it in the Electronic Transactions Law (2003 Revision) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”

means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“in writing”

includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

“Initial Purchase Price”	means US$0.45307;

“Member”	has the meaning given to it in the Companies Law;

“Memorandum of Association”	means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“month”	means calendar month;

“Ordinary Resolution”	means a resolution:

(a)

passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being an organization, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Ordinary Shares”	means the Class A Ordinary Shares and Class B Ordinary Shares, collectively;

“paid up”	means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“PVG”	means PVG Venture Capital Partners (Wuxi), Limited Partnership, a company organized under the laws of the People’s Republic of China;

“Register of Members”	means the register to be kept by the Company in accordance with the Companies Law;

“Seal”	means the common seal of the Company, including every duplicate seal;

“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“share”	means any share in the capital of the Company and includes a fraction of a share;

“signed”

includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Special Resolution”	means a resolution:

(a)

passed by a majority of at least two-thirds of such Members as, being entitled to do so, vote in person or, in the case of any Member being an organization, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of the Company, of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolutions so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Statutes”	means the Companies Law and other laws and regulations of the Cayman Islands for the time being in force concerning companies and affecting the Company;

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Companies Law; and

“year”	means calendar year.

2                                          In these Articles, save where the context requires otherwise:

(a)                                  words importing the singular number shall include the plural number and vice versa;

(b)                                 words importing the masculine gender shall include the feminine gender;

(c)                                  words importing persons include corporations as well as any other legal or natural person;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)                                  “may” shall be construed as permissive and “shall” shall be construed as imperative;

(f)                                    a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(g)                                 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(h)                                 any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(i)                                     the term “and/or” is used herein to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(j)                                     headings are inserted for reference only and shall be ignored in construing the Articles; and

(k)                                  Sections 8 (Delivery) and 19 (Compliance with a requirement for a signature) of the Electronic Transactions Law (2003 Revision) shall not apply.

3                                          Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4                                          The business of the Company may be conducted as the Directors see fit.

5                                          The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine.  The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6                                          The Directors shall keep, or cause to be kept, the Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register of Members shall be kept at the registered office.

ISSUE OF SHARES

7                                          Subject to applicable law, rules, regulations and the relevant provisions, if any, in the Memorandum of Association and these Articles, the Directors may, in their absolute discretion and without the approval of the Members, cause the Company to issue such amounts of additional shares (including, without limitation, preference shares) (whether in certificated form or non-certificated form), grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the then outstanding shares, at such times and on such other terms as they think proper.  The Company shall not issue shares in bearer form.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

8                                          A share is deemed to be issued when the name of the holder is entered in the Register of Members. The Company shall maintain a Register of Members and every person whose name is entered as a Member in the Register of Members shall, without payment, be entitled to a certificate within two months after allotment and issue or the approval of an instrument of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors.  All certificates shall specify the share or shares held by that person, provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register of Members.

9                                          Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

10                                    Any two or more certificates representing shares of any one class held by any Member may at the Member’s request be cancelled and a single new certificate for such shares issued in lieu of payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

11                                    If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

12                                    In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

13                                    The rights and restrictions attaching to the Ordinary Shares are as follows:

(a)                                  Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)                                 Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c)                                  Attendance at General Meetings and Voting

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all time vote together as one class on all matters submitted to a vote for Members’ consent.  Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to five (5) votes on all matters subject to the vote at general meetings of the Company.

(d)                                 Conversion

(i)                                     Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

(ii)                                  Upon any sale, pledge, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares; provided that, except as set forth in Article 13(d)(iii) below, a change in the beneficial ownership of Class B Ordinary Shares from a holder of Class B Ordinary Shares to an Affiliate of such holder shall not cause a conversion under this Article 13d(ii).

(iii)                               Within six months after a transfer by a holder of Class B Ordinary Shares to an Affiliate of such holder, if there is a change of the beneficial ownership of the Class B Ordinary Shares held by the Affiliate, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. For the avoidance of doubt, a transfer shall be effective upon the Company’s registration of such transfer in its register of Members. For purposes of Article 13(d)(ii) and Article 13(d)(iii), “beneficial ownership” shall have the meaning defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended and includes any person who directly or indirectly has either voting power over a security or investment power, including the power to dispose, or to direct the disposition, of a security.

TRANSFER OF SHARES

14                                    (a)                                  The instrument of transfer of any share shall be in writing and in such usual or common form or such other form as the Directors may in their discretion approve and be executed by or on behalf of the transferor and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.  The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

(b)                                 All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

(c)                                  The Directors may, in their absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or upon which the Company has a lien.

(d)                                 The Directors may also decline to register any transfer of any share unless:

(i)                                     the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)                                  the instrument of transfer is in respect of only one class of shares;

(iii)                               the instrument of transfer is properly stamped, if required;

(iv)                              in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

(v)                                 the shares transferred are free of any lien in favour of the Company.

(e)                                  Save as specified in Article 14(c) and (d), the Directors may not refuse to register a transfer of shares made in compliance with these Articles. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to each of the transferor and transferee notice of the refusal.

15                                    The registration of transfers of shares may be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended nor the Register of Members closed for more than 30 calendar days in any year.

REDEMPTION, PURCHASE AND SURRENDER OF OWN SHARES

16                                    Subject to the provisions of the Statutes and these Articles, the Company may:

(a)                                  issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Member or the Company on such terms and in such manner as the Directors may, before the issue of the shares, determine;

(b)                                 purchase its own shares (including any redeemable shares) provided that the Members shall have approved the manner of purchase by ordinary resolution or the manner of purchase shall be in accordance with the following Articles 17 and 18; and

(c)                                  make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statutes, including out of capital.

17                                    Purchase of shares which are represented by ADSs listed on a Designated Stock Exchange: the Company is authorized to purchase any shares which are represented by ADSs listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)                                  in the event that the Company purchases any ADSs, it shall also purchase the shares underlying such ADS in accordance with this Article;

(b)                                 the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share; and

(c)                                  the repurchase of the ADSs and the underlying shares shall be at such time, at such price and on such other terms as determined and agreed by the Board of Directors in their sole discretion provided however that:

(i)                                     such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the ADSs on the Designated Stock Exchange;

(ii)                                  such repurchase transactions shall be in accordance with the Companies Law; and

(iii)                               at the time of the repurchase, the Company is able to pay its debts as they fall due in the ordinary course of its business.

18                                    Purchase of shares not represented by ADSs listed on a Designated Stock Exchange: the Company is authorized to purchase any shares not underlying ADSs listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)                                  the Company shall serve a repurchase notice in a form approved by the Directors on the Member from whom the shares are to be repurchased at least two business days prior to the date specified in the notice as being the repurchase date;

(b)                                 the price for the shares being repurchased shall be such price as agreed between the Directors and the applicable Member;

(c)                                  the date of repurchase shall be the date specified in the repurchase notice; and

(d)                                 the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Directors and the applicable Member in their sole discretion.

19                                    The purchase of any share shall not oblige the Company to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

20                                    The holder of the shares being purchased shall be bound to deliver to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

21                                    The Directors may accept the surrender for no consideration of any fully paid share.

TREASURY SHARES

22                                    The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

23                                    The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

VARIATION OF RIGHTS ATTACHING TO SHARES

24                                    If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated with the consent in writing of all the holders the issued shares of that class or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

25                                    The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

26                                    The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

COMMISSION ON SALE OF SHARES

27                                    The Company may, in so far as the Statutes from time to time permit, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

28                                    No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

29                                    The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any)

                                                thereon.  The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

30                                   The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or to the persons entitled thereto by reason of the death or bankruptcy of such registered holder.

31                                    To give effect to any such sale, the Directors may authorize any person to transfer the shares sold to, or in accordance with the direction of, the purchaser thereof.  The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

32                                    The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

33                                    Subject to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any money unpaid on their shares, and each Member shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.  A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

34                                    The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

35                                    If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors may waive payment of that interest wholly or in part.

36                                    An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value of the share or premium or otherwise, shall be deemed to be a call and if it is not paid, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

37                                    The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

38                                    The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would otherwise become payable) pay interest at such rate as may be agreed upon between the Member paying the sum in advance and the Directors.  No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

39                                    If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

40                                    The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

41                                    If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

42                                    A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

43                                    A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of all monies due and payable by him with respect to those shares.

44                                    A certificate in writing under the hand of a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

45                                    The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the par value of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

46                                    The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

47                                    The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share.  In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.  The estate of a deceased Member is not thereby released from any liability in respect of any share, which had been jointly held by him.

48                                    Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to have some person nominated by him as the transferee.  If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

49                                    A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

50                                    The Company may by Ordinary Resolution:

(a)                                  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                  sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)                                 cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

51                                    The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

52                                    All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfers, transmission, forfeiture and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

53                                    For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days.

54                                    In lieu of or apart from closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose.

55                                    If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

56                                    All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

57                                    (a)                                  The Company may hold an annual general meeting but shall not (unless required by the Companies Law) be obliged to hold an annual general meeting.

(b)                                 At these meetings the report of the Directors (if any) shall be presented.

58                                    (a)                                  The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)                                 A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-tenth in par value of the share capital of the Company as at that date carries the right of voting at general meetings of the Company.

(c)                                  The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Company’s place of business, and may consist of several documents in like form each signed by one or more requisitionists.

(d)                                 If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)                                  A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

59                                    At least seven calendar days’ notice shall be given for any general meeting.  Every notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is served and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be served in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been served and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                  in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)                                 in the case of an extraordinary general meeting by Members (or their proxies) having a right to attend and vote at the meeting and holding not less than seventy-five per cent (75%) in par value of the shares giving that right.

60                                    The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

61                                    No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business.  One or more Members holding not less than an aggregate of one-third of all paid up voting share capital of the Company present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy and entitled to vote shall be a quorum for all purposes.  A person may participate at a general meeting by conference telephone or other communication equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62                                    If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

63                                    The Chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

64                                    If at any meeting the Chairman of the Board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose a chairman of the meeting.

65                                    The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 calendar days or more, not less than 7 calendar days’ notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66                                    At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 percent of all paid up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

67                                    The demand for a poll may be withdrawn.

68                                    If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69                                    A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

70                                    In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

VOTES OF MEMBERS

71                                    Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person, who is present by its duly authorised representative or proxy, at a general meeting of the Company shall have one vote and, on a poll, shall have one vote for each share registered in his name in the Register of Members. If and to the extent allowed by the Statutes, Members may vote electronically.

72                                    In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

73                                    A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may, on a poll, vote by proxy.

74                                    No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75                                    No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

76                                    On a poll or on a show of hands, votes may be given either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.  Where a Member appoints more than one proxy, the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

77                                    A Member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

78                                    A resolution in writing signed (in one or more counterparts) by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

PROXIES

79                                    Subject to Article 81, the instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.  A proxy need not be a Member of the Company.

80                                    The instrument appointing a proxy shall be deposited at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director; provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

81                                    The instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. If and to the extent allowed by the Statutes, Members may provide proxies electronically.

82                                    Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at such place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company, before the commencement of the general meeting or adjourned meeting at which the proxy is sought to be used.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

83                                    Any corporation or other non-natural person which is a Member or a Director may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of the Board of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

CLEARING HOUSES

84                                    If a clearing house (or its nominee) is a Member, it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised.  A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of shares specified in such authorisation.

SHARES THAT MAY NOT BE VOTED

85                                    Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

86                                    (a)                                  Unless otherwise determined by the Company in a general meeting, the number of Directors shall not be less than three Directors.  Notwithstanding the foregoing, so long as the Company’s American Depositary Shares representing Ordinary Shares are listed on the Designated stock Exchange, the Board composition shall comply with applicable rules of the Designated stock Exchange, including those relating to Independent Directors (as such term is defined under applicable rules of the Designated stock Exchange).

(b)                                 Each Director shall hold office until the expiration of his term and until his successor shall have been elected and qualified.

(c)                                  The Board of Directors shall have a Chairman of the Board of Directors elected and appointed by a majority of the Directors then in office.  The Directors may also elect one or more Vice Chairman or Vice Chairmen of the Board of Directors (each, a “Vice Chairman”).  The Chairman shall preside as chairman at every meeting of the Board of Directors.  To the extent the Chairman is not present at a meeting of the Board of Directors, the Vice Chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting.  The Chairman’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)                                 The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board or as an addition to the existing Board.

(e)                                  The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, or the sole remaining Director, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, subject to the Company’s compliance with director nomination procedures required under applicable corporate governance rules of the Designated Stock Exchange, as long as the Company’s securities are traded on the Designated Stock Exchange.

(f)                                    Any Director appointed by the Directors to fill a casual vacancy or as an addition to the existing Board shall hold office until the next general meeting of Members after his appointment and be subject to re-election at such meeting.

87                                    The chairman may be removed from office by Special Resolution and any other Director may be removed from office by Special Resolution or by the Board at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

88                                    The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters as the Board shall determine by resolution from time to time.

89                                    A Director shall not be required to hold any shares in the Company by way of qualification.  A Director who is not a Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and of all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

90                                    The Directors may receive such remuneration as the Directors may from time to time determine. A Director may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

91                                    Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Articles.

ALTERNATE DIRECTOR

92                                    Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote.  A Director may at any time in writing revoke the appointment of an alternate appointed by him.  Such alternate directors shall be deemed for all purposes to be a director of the Company and shall not be deemed to be the agent of the Director appointing him.  An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.  Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

93                                    Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director or, in the absence of such instructions, at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally.  The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

94                                    Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.  No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have otherwise been valid.

95                                    Subject to these Articles, the Directors may from time to time appoint any person, whether or not a director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, one or more Vice Presidents, Chief Operating Officer, Chief Financial Officer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.  The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

96                                    The Directors may delegate any of their powers to any committee consisting of one or more Directors.  They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

97                                    The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit, and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

98                                    The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

99                                   The Directors may establish any committees, local boards or agencies, or appoint any person to be a manager or agent, for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards and may fix the remuneration of any of the aforesaid.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

100                              The Directors may delegate to any such committee, local board, agency, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

101                              Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

102                              The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

RETIREMENT OF DIRECTORS

103                              (a)                                  Notwithstanding any other provisions in the Articles, at each annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one-third) shall retire from office by rotation.

(b)                                 A retiring Director shall be eligible for re-election.  The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election.  Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  Any Director appointed pursuant to Article 86(d) or 86(f) shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

(c)                                  No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a Notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a Notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Registration Office provided that the minimum length of the period, during which such Notice(s) are given, shall be at least seven calendar days and that the period for lodgement of such Notice(s) shall commence no earlier than the day after the dispatch of the notice of the general meeting appointed for such election and end no later than seven calendar days prior to the date of such general meeting.

DISQUALIFICATION OF DIRECTORS

104                              The office of Director shall be vacated, if the Director:

(a)                                  becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 is found to be or becomes of unsound mind or dies;

(c)                                  resigns his office by notice in writing to the Company;

(d)                                 without special leave of absence from the Board, is absent from three consecutive meetings of the Board and the Board resolves that his office be vacated;

(e)                                  is prohibited by law from being a Director; or

(f)                                    ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

PROCEEDINGS OF DIRECTORS

105                              Subject to Article 86, the Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.  Questions arising at any meeting of the Directors shall be decided by a majority of votes.  In case of an equality of votes the Chairman shall have a second or casting vote.  A Director may at any time summon a meeting of the Directors by at least three calendar days’ notice in writing to every other Director and alternate Director, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

106                              A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

107                              The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office.  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.  A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

108                              A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors.  A general notice given to the Directors by any Director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.  A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

109                              A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director or alternate Director is in any way interested be liable to be voided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.  A Director or alternate director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

110                              Any Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein contained shall authorise a Director or alternate Director, or his firm, to act as auditor to the Company.

111                              The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)                                  all appointments of officers made by the Directors;

(b)                                 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112                              When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113                              A resolution in writing signed (in one or more counterparts) by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Directors as the case may be, duly called and constituted.

114                              The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act only to increase the number, or to summon a general meeting of the Company, but for no other purpose.

115                              The Chairman shall preside as chairman at every meeting of the Board of Directors.  To the extent that the Chairman is not present at any meeting within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

116                              A committee appointed by the Directors may elect a chairman of its meetings.  If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the committee members present may choose one of their number to be chairman of the meeting.

117                             A committee appointed by the Directors may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

118                              All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

119                              A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

120                              Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

121                              Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends or distributions, but no dividend or distribution shall exceed the amount recommended by the Directors.

122                              The Directors may, before recommending or declaring any dividend or distribution, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or distributions, or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

123                              Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the Member or by cheque sent to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct.  Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

124                              The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

125                              No dividend or distribution shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

126                              Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, all dividends or distributions shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company, dividends or distributions may be declared and paid according to the amounts of the shares.  No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

127                              The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

128                              If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend, distribution or other moneys payable on or in respect of the share.

129                              No dividend or distribution shall bear interest against the Company.  Any dividend or distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Member.  Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

BOOK OF ACCOUNTS

130                              The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

131                              The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

132                              The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statutes or authorised by the Directors or by the Company by Ordinary Resolution.

133                              The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors.

ANNUAL RETURNS AND FILINGS

134                             The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Law.

AUDIT

135                              The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

136                              Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

137                              Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

THE SEAL

138                              The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or an officer or other person appointed by the Directors for the purpose.

139                              The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

140                              A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

141                              Subject to Article 95, the Company may have a Chief Executive Officer and a Chief Financial Officer appointed by the Directors.  The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time subscribe.

CAPITALISATION OF PROFITS

142                              The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

NOTICES

143                             Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile, or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website.  In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

144                              Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

145                              Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

146                              Any notice or other document, if served by (a) post, shall be deemed to have been served one calendar day after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served one calendar day after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served one calendar day after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

147                              Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

148                              Notice of every general meeting shall be given to:

(a)                                  every person shown as a Member in the Register of Members on the record date for such meeting except in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members;

(b)                                 every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)                                  each Director and Alternate Director.

No other person shall be entitled to receive notices of general meetings.

149                              Whenever notice is required to be given under any provision of these Articles, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members, Directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by these Articles.

INFORMATION

150                              No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members to communicate to the public.

151                              The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

152                              To the fullest extent permissible under the Companies Law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles) or officer of the Company (including for the purposes of this Article former Directors and former officers)  shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a Director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

153                              Expenses (including attorneys’ fees, costs and charges) incurred by a Director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Company pursuant to Article 152.

154                              No such Director or officer of the Company shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer.  References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

FINANCIAL YEAR

155                              Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

WINDING UP

156                              Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is any liability.

157                              If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. The assets available for distribution among the Members shall be distributed in the following order:

(a)                                  for so long as they hold shares, Core Tech and PVG shall be entitled to receive, prior and in preference to any distribution of the surplus assets of the Company to the other Members, an amount equal to one hundred per cent. (100%) of the Initial Purchase Price per share then held by them. If the assets available for distribution among the Members is insufficient to permit the payment to Core Tech and PVG of the full amount due under this Article 157(a), then the entire assets of the Company available for distribution among the Members shall, subject to the Statutes, be distributed ratably among Core Tech and PVG in proportion to the number of shares held by each of them;

(b)                                 after the distribution required by Article 157(a), all of the remaining assets of the Company available for distribution among the Members, if any, shall be distributed ratably to the Members (including, without limitations, Core Tech and PVG, for so long as they hold shares) in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY

158                              The Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

159                              The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing.  In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.